Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Limbach Holdings, Inc. of our report dated March 13, 2024 relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of Limbach Holdings, Inc. for the year ended December 31, 2023.

                            /s/ Crowe LLP

    Crowe LLP

Oak Brook, Illinois
March 13, 2024